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                                                                      Exhibit 10


                               BELL, BOYD & LLOYD
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207

                                  312/372-1121
                               Fax  312/372-2098



                                 March 8, 1996



State Farm Balanced Fund, Inc.
One State Farm Plaza
Bloomington, Illinois  61710


Dear Sirs:

     We have served as counsel for State Farm Balanced Fund, Inc., a Maryland corporation (Fund), in connection with the registration under the Securities Act of 1933 (Act) of an indefinite number of shares of the Fund's capital stock, $1.00 par value per share (shares), pursuant to the Fund's registration statement, no. 2-27769, on form N-1A (the registration statement). In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the charter and bylaws of the Fund, resolutions of the board of directors authorizing the issuance of the shares, the form of certificates to evidence the shares, and the registration statement.

     Based upon the above examination, it is our opinion that:

          1. The Fund is a corporation duly organized and legally existing in good standing under the law of Maryland.

          2. Upon issuance and delivery of the shares in accordance with the charter of the Fund and the resolutions of the Fund's board of directors authorizing the issuance of its shares, and the receipt by the Fund of a purchase price of not less than the net asset value or the par value per share, the shares will be legally issued and outstanding, fully paid and nonassessable.
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State Farm Balanced Fund, Inc.
March 8, 1996
Page 2



     In giving the opinion expressed in subparagraph 2 above, we have assumed that the number of shares issued at any time will not exceed the total number of shares authorized to be issued by the Fund's charter.

     We consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                               Very truly yours,